Exhibit 10.1
TRUIST BANK
303 Peachtree Street, 25th Floor
Atlanta, GA 30308
July 22, 2025

Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
Attention: Randy Davis
Telecopy Number: (404) 443-4198
Email: rdavis@havertys.com
Amendment and Waiver Letter
Ladies and Gentlemen:
We refer to that certain Amended and Restated Credit Agreement, dated as of September 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (“HFC”), HAVERTYS CREDIT SERVICES, INC., a Tennessee corporation (“HCS” and, together with HFC, each, a “Borrower” and, collectively, the “Borrowers”), the Guarantors party thereto from time to time, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
At the request of the Borrowers, the Administrative Agent and the Required Lenders, in accordance with Section 11.12(a) of the Credit Agreement, agree (x) to waive any Default or Event of Default that has occurred and is continuing under the Credit Agreement as a result of the Borrowers and/or their Subsidiaries making loans or advances to employees for relocation and related expenses prior to the date hereof, and (y) to amend Section 8.5 of the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:
Section 8.5    Investments. No Credit Party will, or will permit any Subsidiary of a Credit Party to, make Investments, except that (a) any Borrower may purchase or otherwise acquire and own and may permit any of its Subsidiaries to purchase or otherwise acquire and own Cash Equivalents, subject to control agreements in favor of the Administrative Agent for the benefit of the Lender Group or otherwise subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lender Group, subject to Permitted Liens; (b) the Borrowers may hold the Investments in existence on the Fourth Amendment Date and described on Schedule 5.1(c)-2; (c) so long as no Default exists, the Borrowers may convert any of their Accounts that are past due into notes or Equity Interests from the applicable Account Debtor so long as the Administrative Agent, for the benefit of the Lender Group, has a first priority security interest in such Equity Interests or notes which Lien is perfected contemporaneously with the conversion of such Account to Equity Interests or notes; (d) the Credit Parties and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries in existence as of the Fourth Amendment Date and their Subsidiaries created after the

Fourth Amendment Date in accordance with Section 6.20 and Section 8.7(i); (e) without limiting Section 8.2, any Credit Party and any other Subsidiary may make Investments in any Credit Party; provided that any Investment by a Subsidiary that is not a Credit Party in a Credit Party in the form of Funded Debt must be subordinated to the prior payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent; (f) the Credit Parties may hold Investments arising out of Hedge Agreements not entered into for speculative purposes and approved by the Administrative Agent; (g) the Credit Parties may make acquisitions permitted under Section 8.7(d); (h) the Credit Parties may hold debt instruments given as partial consideration for any sale of assets permitted under Section 8.7(b); ~~and~~ (i) Investments in Persons created as part of joint ventures in an amount not to exceed $500,000 in the aggregate; and (j) loans or advances to employees of the Credit Parties or any of their Subsidiaries in the ordinary course of business; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding.
The foregoing amendment and waiver is limited to its terms and shall not directly or indirectly: (a) constitute or create a course of dealing, (b) except as expressly set forth herein, constitute a consent to any other transaction or a consent or waiver to any past, present or future Default, Event of Default or other violation of any provisions of the Credit Agreement or any other Loan Documents, or (c) except as expressly set forth herein, amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power, privilege or remedy of Administrative Agent or any one or more of the Lenders thereunder. Without limiting the foregoing, the Administrative Agent, on behalf of itself and all Lenders, expressly reserves all of their rights, powers, privileges and remedies under the Credit Agreement, the other Loan Documents and applicable law.
This letter agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this letter agreement and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of Georgia, without regard to the conflict of laws principles thereof. This letter agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. This letter agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect hereto. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts; each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this letter agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this letter agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
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Very truly yours,
TRUIST BANK, as Administrative Agent and as a Lender
By:         /s/ Sean Bakey
Name: Sean Bakey
Title: Vice President

[Signature Page to Amendment and Waiver Letter (July 2025)]

Acknowledged and agreed:

HAVERTY FURNITURE COMPANIES, INC.

By: _/s/ Richard B. Hare______________________
Name: Richard B. Hare
Title: Executive Vice President and
Chief Financial Officer

HAVERTYS CREDIT SERVICES, INC.

By: _/s/ Richard B. Hare_____________________
Name: Richard B. Hare
     Title: President

[Signature Page to Amendment and Waiver Letter (July 2025)]